UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2008

Commission File Number: 1-13550

HAUPPAUGE DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-3227864
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

91 Cabot Court, Hauppauge, New York 11788
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 9.01 Financial Statements and Exhibits

On December 29, 2008, Hauppauge Digital, Inc. filed a Current Report on Form 8-K in connection with the acquisition by its wholly-owned subsidiary PCTV Systems, S.a.r.l, of certain assets and properties of Avid Technology, Inc., Pinnacle Systems, Inc. ) Avid Technology GmbH  Avid Development GmbH and Avid Technology International BV, pursuant to the previously disclosed Asset Purchase Agreement dated October 25, 2008. Pursuant to Item 9.01 of Form 8-K, set forth below are the financial statements and pro forma financial statements relating to the acquisition of the acquired assets.

(a) Financial Statements of Business Acquired

The report of independent auditors and Audited Financial Statements of the PCTV Business of Avid Technology Inc. as of September 30, 2008 and December 31, 2007 and for the nine months ended September 30, 2008 and year ended  December 31, 2007 and the Notes thereto are included herein.

(b) Pro Forma Financial Information

Unaudited  pro forma statement of operations of Hauppauge Digital Inc. and the PCTV Business of  Avid Technology, Inc. for the  year ended September 30, 2008 is included herein.  An unaudited pro forma balance sheet is not being attached hereto as such a balance sheet was included in our  December 31, 2008 Form 10-Q filed on February 17, 2009.

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